UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2010

Maverick Minerals Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-25515
(Commission File Number)

88-0410480
(IRS Employer Identification No.)

2501 Lansdowne Avenue, Saskatoon, Saskatchewan S7J 1H3
(Address of principal executive offices and Postal Code)

306.343.5799
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2010, Maverick Minerals Corporation (the “Company”) entered into a debt settlement and subscription agreement with Art Brokerage, Inc. (formerly The Art Brokerage, Inc.) pursuant to which the Company issued 725,971 shares of common stock of the Company at a deemed price of $1.05 per share in settlement of $762,269 of outstanding debt owed by the Company to Art Brokerage, Inc. The shares were issued to Art Brokerage, Inc. pursuant to Regulation D of the Securities Act of 1933 on the basis that it has represented that it is an “accredited investor” as such term is defined in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

A copy of the debt settlement and subscription agreement is attached as exhibit 10.1 to this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description

10.1	Debt Settlement and Subscription Agreement between Maverick Minerals Corporation and Art Brokerage, Inc. dated September 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK MINERALS CORPORATION

/s/ Robert Kinloch
Robert Kinloch
President

Date: September 16, 2010